FIRST QUARTER 2021 EARNINGS CALL May 6, 2021

2 The financial results in this document reflect preliminary, unaudited results, which are not final until the Company’s Annual Report on Form 10-K is filed. With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to the uncertain financial impact of COVID-19, our capital resources and liquidity, our expected cash flows and liquidity, continuing waivers of financial covenants related to our bank credit facilities and private placement notes, the performance of our customers, including AMC and Regal, our expected cash collections, expected use of proceeds from dispositions and our results of operations and financial condition. The estimates presented herein are based on the Company's current expectations and, given the current economic uncertainty, there can be no assurances that the Company will be able to continue to comply with other applicable covenants under its debt agreements, which could materially impact actual performance. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward- looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof. DISCLAIMER

INTRODUCTORY COMMENTS 3

PORTFOLIO UPDATE 4

5 PORTFOLIO OVERVIEW Education Portfolio 74 Properties; 8 Operators Occupancy at 100% * See investor supplemental for the applicable period for definitions and calculations of this Non-GAAP measure Experiential Portfolio 280 Properties; 42 Operators Occupancy at 93% $5.9B Total Investments 4 Properties under Development Total Portfolio Snapshot ~$6.5B Total Investments* Occupancy at 93% 354 Properties Q1 Investment Spending $52.1M Create Memorable Experiences in Safe Environments

6 2021 Reopening – 71% of theatres were open as of April 30, anticipate 98% as of May 21 Demonstrated Demand – April’s box office was $189M, 66% increase over March even with continued closures and capacity limitations • High quality content to drive increasing demand through 2021 Lessons Learned – Studios are committed to the exhibition economic model • Studios pushed most major titles to ensure theatrical releases; “at home viewing” not seen as replacement due to economics • Historically over 90% of ticket sales are in 45 days, so shorter release window should not have material impact PORTFOLIO REOPENING Theatres

7 PORTFOLIO REOPENING Reopening – 96% of non-theatre properties are open Other Experiential and Education

8 ASSET MANAGEMENT Capital Recycling Total property disposition proceeds were $13.7M • Sold one theatre property and vacant theatre building, bringing the total number of theatres sold since Q3 2020 to three Executed contracts • 5 remaining transitional AMC properties and former CMX theatre; anticipated closings in 2021 and 2022 Collections and Deferral Agreements Cash collections continue to improve with reopenings • Q1 collections were 72% of contractual cash revenue • April collections were 77% of contractual cash revenue Deferral agreements • Customers representing substantially all contractual cash revenue, including each of our Top 20 customers, are paying their contractual rent or interest or have a deferral agreement in place

FINANCIAL REVIEW 9

1 0 (In millions except per-share data) * See investor supplementals for the applicable periods for definitions and calculations of these non-GAAP measures FINANCIAL HIGHLIGHTS Financial Performance* Quarter ended March 31, 2021 2020 $ Change % Change Total Revenue $111.8 $151.0 ($39.2) (26%) Net (Loss) Income – Common (2.7) 31.1 (33.8) (109%) FFO as adj. – Common* 35.6 75.9 (40.3) (53%) AFFO – Common* 38.9 90.1 (51.2) (57%) Net (Loss) Income/share – Common (0.04) 0.40 (0.44) (110%) FFO/share - Common, as adj.* 0.48 0.97 (0.49) (51%) AFFO/share - Common* 0.52 1.14 (0.62) (54%)

1 1 Net Debt to Gross Assets was 39% at 3/31/21 • $3.2B total debt; $3.1B fixed rate or fixed through int. rate swaps at wtd. avg. = 4.7% • Weighted average debt maturity ~5 years; No scheduled debt maturities until revolver matures in 2022 which currently has no balance outstanding • Continue to be in Covenant Relief Period Liquidity Position • $538.1M unrestricted cash on hand at 3/31/21 • $90M drawn on $1B revolver at 3/31/21 • Strong collections and significant liquidity allowed repayment of remaining balance of revolver on April 9, 2021 • Cash collections 72% and 77% of contractual cash revenue for first quarter and April 2021; Additional $40M of accrued deferred rent and interest receivable collected through 4/30/21 CAPITAL MARKETS UPDATE

1 2 EXPECTED REVENUE RECOGNITION AND COLLECTIONS Q2 2021 Range in $ % of Contractual Cash Revenue1 Revenue recognition $109M - $116M 80% - 85% Collections $102M - $109M 75% - 80% (1) Contractual cash revenue is an operational measure and represents aggregate cash payments for which the Company is entitled under existing contracts, excluding the impact of any temporary abatements or deferrals, percentage rent (rents received over base amounts), non-cash revenue and revenue from taxable REIT subsidiaries (TRSs).

CLOSING COMMENTS 1 3

EPR Properties 909 Walnut Street, Suite 200 Kansas City, MO 64106 www.eprkc.com 816-472-1700 info@eprkc.com